As filed with the Securities and Exchange Commission on October 6, 2010
Registration No. 333-157750

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
UNICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3174345 (I.R.S. Employer Identification No.)

170 Tracer Lane Waltham, MA (Address of Principal Executive Offices)	02451-1379 (Zip Code)
2005 Stock Incentive Plan
(Full Title of the Plan)
Yuchun Lee
Chief Executive Officer
Unica Corporation
170 Tracer Lane
Waltham, MA 02451-1379
(Name and Address of Agent For Service)

(781) 839-8000
(Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Mark G. Borden, Esq.
WilmerHale
60 State Street
Boston, MA 02109
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Explanatory Note:
     Pursuant to a Registration Statement on Form S-8 (File No. 333-157750) (the “Registration Statement”), Unica Corporation (the “Company”) registered shares of its common stock, $.01 par value per share (the “Common Stock”), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). On October 5, 2010, the Company merged with a wholly owned subsidiary of International Business Machines Corporation. Therefore, pursuant to the Company’s undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all shares of Common Stock that remain unsold under the Registration Statement.

SIGNATURE
     Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, the Commonwealth of Massachusetts on October 6, 2010.

UNICA CORPORATION
By:	/s/ Yuchun Lee
Yuchun Lee
Chief Executive Officer, President and Chairman